UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2016

Millennium Investment & Acquisition Co Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

811-22156

(Commission File Number)

20-4531310

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

 (Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – SMC Global Investment Update

As previously disclosed, Millennium Investment & Acquisition Company, Inc. (“MIAC”) has entered into a Right to Sell Agreement (the “Right to Sell”) with the “promoter group” of SMC Global (“SMC”) pursuant to which MIAC will have a right to sell 100,000 shares of SMC back to the “promoter group” on the first day of each month commencing with April 1, 2016, and continuing until SMC completes a qualified public offering and listing on either a primary stock exchange in India or the Unites States. The purchase price will be the Fair Market Value, as defined, of the stock at the time of the transaction. There can be no assurance the “promoter group” will comply with their obligations related to the Right to Sell Agreement. Pursuant to this Right to Sell, on November 25, 2016 MIAC completed the sale of 300,000 shares of SMCG for net proceeds of approximately $369,000. The sale covers the contemplated sales for October 1, 2016, November 1, 2016 and December 1, 2016.

After giving effect to the sales described herein, MIAC holds 12,704,690 shares of SMC Global (“SMC”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2016

MILLENNIUM INVESTMENT & ACQUISITION COMPANY, INC.

By:	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary & Treasurer